Exhibit 99

COMPAQ COMPUTER CORPORATION     P.O. BOX 692000                  NEWS RELEASE
PUBLIC RELATIONS DEPARTMENT     HOUSTON, TEXAS  77269-2000
                                TEL 281-514-0484
                                FAX 281-514-4583

                                HTTP://WWW.COMPAQ.COM



[LOGO OF COMPAQ COMPUTER CORPORATION APPEARS HERE]


FOR IMMEDIATE RELEASE
---------------------


                    COMPAQ REPORTS SECOND QUARTER RESULTS

                 ACHIEVES WORLDWIDE CHANNEL INVENTORY GOALS


     HOUSTON, July 15, 1998 - Compaq Computer Corporation (NYSE: CPQ) today announced worldwide sales of $5.8 billion for the second quarter ended June 30, 1998, an increase of 5.7 percent compared to the second quarter of 1997. The Company reported a net loss of $3.6 billion or $2.33 per share. Excluding charges in connection with the acquisition of Digital Equipment Corporation and the closing of certain Compaq facilities, net income for the quarter was $32 million or $.02 per share.

     "During the quarter, we achieved two major milestones: the completion of the Digital acquisition on June 11 and the achievement of worldwide commercial channel inventory goals," said Eckhard Pfeiffer, Compaq's President and Chief Executive Officer. "We are now moving quickly with the integration of Digital."

     "With the decisive steps taken to position our products competitively in commercial channels worldwide and reset goals for the newly combined companies, we are now moving aggressively to achieve targeted levels of performance and growth in Return On Invested Capital," said Earl Mason, Compaq's Senior Vice President and Chief Financial Officer. "Early integration progress can be seen on the Company's new balance sheet ending the second quarter with $4.6 billion of cash with very little debt."

     The Company recorded several charges during the second quarter in Connection with the Digital acquisition and closing of certain Compaq facilities. These charges, net of related taxes, included $3.2 billion for the write-off of purchased in-process technology, $291 million for restructuring charges related to Compaq employee separations and elimination of certain Compaq facilities, and $139 million for other operating adjustments. These operating adjustments were primarily for incremental pricing actions on certain Digital products to integrate them with Compaq products in the marketplace and the higher cost of sales as a result of fair value adjustments for acquired Digital products sold since the acquisition date.

     The Digital acquisition was accounted for as a purchase transaction. A restructuring reserve of $1.5 billion related to Digital employee separations, elimination of duplicate facilities, and employee relocations, was included as part of the purchase price allocation upon completion of the acquisition on June 11, 1998.

OUTLOOK

     "Our emphasis is on future growth and realizing significant synergies," said Mason. "As previously discussed, the third quarter will largely be transitional, focused on both the integration of products and services, and the achievement of revenue and cost synergies. We continue to believe earnings for the combined companies will be accretive as early as the fourth quarter."

     "With Compaq's business model, built on open industry-standard products, combined with leading enterprise technology and a global service offering, Compaq is now positioned to dramatically change the competitive landscape," said Pfeiffer.

COMPANY BACKGROUND

     Founded in 1982, Compaq Computer Corporation is a Fortune Global 200 company. Compaq is the second largest computer company in the world and the largest global supplier of personal computers. Compaq develops and markets hardware, software, solutions, and services, including industry-leading enterprise computing solutions, fault-tolerant business-critical solutions, networking and communication products, commercial desktop and portable products and consumer PCs. The company is an industry leader in environmentally friendly programs and business practices.

     Compaq products are sold and supported in more than 100 countries through a network of authorized Compaq marketing partners. Customer support and information about Compaq and its products are available at http://www.compaq.com or by calling 1-800-OK-COMPAQ. Product information and reseller locations are available by calling 1-800-345-1518.

      This release contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The potential risks and uncertainties that could cause actual results to differ materially include the implementation of operations and systems improvements, particularly those associated with the Optimized Distribution Model; the operational integration associated with the acquisition of Digital Equipment Corporation; market responses to pricing actions and promotional programs; continued competitive factors and pricing pressures; inventory risks due to shifts in market demand; timely development, production, and acceptance of the products; and changes in product mix. Further information on the factors that could affect the Company's financial results are included in its SEC filings, including the Form 10-Q for the quarter ended March 31, 1998, and the Form 10-Q for the quarter ended June 30, 1998, which will be filed shortly.

       (Attached is Consolidated Balance Sheet and Statement of Income.)

                                   #   #   #

Compaq, Registered U.S. Patent and Trademark Office. Digital is a registered trademark of Digital Equipment Corporation. Product names mentioned herein may be trademarks and/or registered trademarks of their respective companies.

For further editorial information, contact:
Compaq Computer Corporation     Jim Finlaw                 281-514-6137
                                jim.finlaw@compaq.com
Shandwick International         Mark Ostermann             281-514-5893
                                mark.ostermann@compaq.com

For investor information, contact:
Investor Relations                 281-514-9549
Investor Relations Fax Service     800-433-2391

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                          COMPAQ COMPUTER CORPORATION
                          CONSOLIDATED BALANCE SHEET
                                  (UNAUDITED)


                                    ASSETS


                                                                    JUNE 30,   DECEMBER 31,
                                                                     1998          1997
                                                                   ---------   -----------
                                                                       (in millions)
Current assets:
  Cash and cash equivalents                                        $   4,596   $   6,418
  Short-term investments                                                   -         344
  Accounts receivable, net                                             5,431       2,891
  Inventories                                                          2,202       1,570
  Deferred income taxes                                                1,981         595
  Other current assets                                                   578         199
                                                                   ---------   ---------
    Total current assets                                              14,788      12,017
  Property, plant and equipment, less accumulated depreciation         2,855       1,985
  Deferred income taxes                                                  862           -
  Intangible and other assets                                          3,243         629
                                                                   ---------   ---------
    Total                                                          $  21,748   $  14,631
                                                                   =========   =========


                     LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                                 $   3,614    $   2,837
  Income taxes payable                                                   201          195
  Accrued restructuring costs                                          1,734            -
  Other current liabilities                                            5,017        2,170
                                                                   ----------   ---------
    Total current liabilities                                         10,566        5,202
                                                                   ----------   ---------

Postretirement and other postemployment benefits                         398            -
Minority interest                                                        422            -
Stockholders' equity:
  Preferred stock, $.01 par value
    (authorized: 10 million shares; issued: none)
  Common stock and capital in excess of $.01 par value
    (authorized: 3 billion shares; issued:
    1,671 million shares at June 30, 1998 and
    1,519 million shares at December 31, 1997)                         6,724        2,096
  Retained earnings                                                    3,664        7,333
  Treasury stock (at cost)                                               (26)           -
                                                                   ----------   ---------
    Total stockholders' equity                                        10,362        9,429
                                                                   ----------   ---------
Total                                                              $  21,748    $  14,631
                                                                   ==========   =========


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                          COMPAQ COMPUTER CORPORATION
                       CONSOLIDATED STATEMENT OF INCOME
                                  (UNAUDITED)



                                                       Six months              Quarter
                                                     ended June 30,         ended June 30,
                                                 ---------------------  ----------------------
                                                    1998        1997       1998        1997
                                                 ----------  ---------  ----------  ----------
                                                    (in millions, except per share amounts)
Revenue:
  Product sales                                  $  10,947   $ 10,573   $   5,372   $   5,405

  Service revenue                                      572        214         460         110
                                                 ----------  ---------  ----------  ----------
                                                    11,519     10,787       5,832       5,515
                                                 ----------  ---------  ----------  ----------
Cost of sales:
  Cost of product sales                              9,007      7,677       4,406       3,897
  Cost of service revenue                              379        156         316          81
                                                 ----------  ---------  ----------  ----------
                                                     9,386      7,833       4,722       3,978
                                                 ----------  ---------  ----------  ----------


Selling, general, and administrative expense         1,836      1,309       1,051         670
Research and development costs                         494        387         249         198
Purchased in-process technology                      3,234        208       3,234         208
Restructuring and asset impairment charges             393          -         393           -
Other income and expense, net                          (74)       (19)        (44)         (4)
                                                 ----------  ---------  ----------  ----------
                                                     5,883      1,885       4,883       1,072
                                                 ----------  ---------  ----------  ----------
Income (loss) before provision for income taxes     (3,750)     1,069      (3,773)        465
Provision (benefit) for income taxes                  (134)       398        (141)        208
                                                 ----------  ---------  ----------  ----------
Net income (loss)                                $  (3,616)  $    671   $  (3,632)  $     257
                                                 ==========  =========  ==========  ==========



Earnings (loss) per common share:
    Basic                                        $  (2.35)   $    .45   $  (2.33)   $    .17
                                                 ==========  =========  ==========  ==========
    Diluted                                      $  (2.35)   $    .43   $  (2.33)   $    .17
                                                 ==========  =========  ==========  ==========


Shares used in computing earnings (loss) per
    common share:
      Basic                                         1,539       1,497      1,556       1,500
                                                 ==========  =========  ==========  ==========
      Diluted                                       1,539       1,547      1,556       1,552
                                                 ==========  =========  ==========  ==========



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